Exhibit 10.46
AMENDMENT NO. 1 TO MASTER REPURCHASE AGREEMENT
AMENDMENT NO. 1 TO MASTER REPURCHASE AGREEMENT, dated as of December 23, 2014 (this “Amendment”), between CMC LOAN FUNDING A, LLC (“Seller”), and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).
RECITALS
WHEREAS, Seller and Buyer are parties to that certain Uncommitted Master Repurchase Agreement, dated as of February 5, 2014 (as amended, the “Repurchase Agreement”); and
WHEREAS, Seller and Buyer have agreed, subject to the terms and conditions hereof, that the Repurchase Agreement shall be amended as set forth in this Amendment; and Colony Financial, Inc. (“Guarantor”) has agreed to make the acknowledgements set forth herein.
NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:
SECTION 1.Amendments to Master Repurchase Agreement.
(a)    Article 2 of the Repurchase Agreement is hereby amended by adding the following new defined terms, in correct alphabetical order:
“Guarantor Substitution Date” shall have the meaning specified in Article 3(z).
“Joinder Agreement” shall mean an executed joinder agreement in the form of Exhibit XIX of this Agreement.
“Pledgor Substitution Date” shall have the meaning specified in Article 3(aa).
“Replacement Guarantee Agreement” shall mean a guarantee agreement in substantially the form of the Guarantee Agreement to be entered into on the Guarantor Substitution Date by the Replacement Guarantor in favor of Buyer.
“Replacement Guarantor” shall mean CFI RE Masterco, LLC, a Delaware limited liability company.

USActive 31780277.12

“Replacement Pledge and Security Agreement” shall mean a pledge and security agreement in substantially the form of the Pledge and Security Agreement to be entered into on the Pledgor Substitution Date by the Replacement Pledgor in favor of Buyer.
“Replacement Pledgor” shall mean a newly formed special purpose entity that is an indirect, wholly-owned Subsidiary of Guarantor (or, if applicable, Replacement Guarantor).
(b)    The defined terms, “Depository Agreement”, “Guarantee Agreement”, “Guarantor”, “Pledge and Security Agreement”, “Pledgor” and “Seller”, as set forth in Article 2 of the Repurchase Agreement, are hereby amended and restated in their entirety to read as follows:
“Depository Agreement” shall mean that certain Depository Agreement, dated as of November 11, 2014, among Buyer, Seller and KeyBank National Association, as Depository, or any successor agreement thereto approved by Buyer in its sole discretion.
“Guarantee Agreement” shall mean (a) prior to the Guarantor Substitution Date, the Guarantee Agreement, dated as of February 5, 2014, made by Colony Financial, Inc., a Maryland corporation, in favor of Buyer, and (b) on and after the Guarantor Substitution Date, the Replacement Guarantee Agreement, in each case, as amended, restated, supplemented or otherwise modified and in effect from time to time.
“Guarantor” shall mean (a) prior to the Guarantor Substitution Date, Colony Financial, Inc., a Maryland corporation, and (b) on and after the Guarantor Substitution Date, the Replacement Guarantor.
“Pledge and Security Agreement” shall mean, individually or collectively, as the context may require any or all of (a) that certain Amended and Restated Pledge Agreement, dated as of March 26, 2014, by Colony Mortgage Sub A REIT, Inc. in favor of Buyer, pledging all of CMC Loan Funding A, LLC’s Capital Stock to Buyer, (b) (i) prior to the Pledgor Substitution Date, that certain Pledge Agreement, dated as of December 23, 2014, by Colony Mortgage Sub B, LLC in favor of Buyer, pledging all of CMC Loan Funding B, LLC’s Capital Stock to Buyer, and (ii) on and after the Pledgor Substitution Date, the Replacement Pledge and Security Agreement, and (c) any other pledge and security agreement approved by Buyer in its sole discretion, pledging to Buyer all of the Capital Stock of a Seller admitted to this Agreement pursuant to a Joinder Agreement, in each case, as amended, restated, supplemented, replaced or otherwise modified from time to time.
“Pledgor” shall mean, individually or collectively, as the context may require (a) Colony Mortgage Sub A REIT, Inc., a Maryland corporation, (b) (i) prior to the Pledgor Substitution Date, Colony Mortgage Sub B, LLC, a Delaware limited liability company, and (ii) on and after the Pledgor Substitution Date, the Replacement Pledgor, and (c) any other pledgor, approved by Buyer in its sole discretion, pursuant to a Pledge and Security Agreement.
“Seller” shall mean, individually or collectively, as the context may require, the applicable entity identified as the “Seller” in the introductory paragraph of this Agreement, and such other Sellers as may be approved by Buyer in its sole discretion from time to time and admitted to this Agreement pursuant to a Joinder Agreement.
(c)    Article 3 of the Repurchase Agreement is hereby amended by adding the following new clauses (z) and (aa), in correct alphabetical order:
(z)    Upon Sellers’ written request, the Replacement Guarantor may sign and deliver to Buyer the Replacement Guarantee Agreement, subject to the following: (i) completion by Buyer of reasonable and customary due diligence of the Replacement Guarantor, and (ii) Buyer’s receipt of customary legal opinions, including as to the due formation, power and authority and good standing of the Replacement Guarantor, no conflicts with organizational documents, no required consents, no violations of law, execution and delivery by the Replacement Guarantor and enforceability of the Replacement Guarantee Agreement against the Replacement Guarantor. On the date upon which the conditions set forth above are satisfied, and the Replacement Guarantor executes and delivers the Replacement Guarantee Agreement (the “Guarantor Substitution Date”), the Replacement Guarantor shall be considered Guarantor for all purposes of this Agreement, and Colony Financial, Inc. shall be released as Guarantor under the Guarantee Agreement (except for those provisions which, by their terms, are expressly stated in the Guarantee Agreement to survive termination).
(aa)    Upon Sellers’ written request at any time, the Replacement Pledgor may sign and deliver to Buyer the Replacement Pledge and Security Agreement, subject to the following: (i) completion by Buyer of reasonable and customary due diligence of the Replacement Pledgor, (ii) Buyer’s receipt of copies of all documents evidencing the transfer of the Capital Stock of CMC Loan Funding B, LLC to the Replacement Pledgor, effective upon the Pledgor Substitution Date, (iii) Buyer’s receipt of UCC financing statements naming the Replacement Pledgor as “Debtor”, Buyer as “Secured Party”, and adequately describing as “Collateral” the Capital Stock of CMC Loan Funding B, LLC and (iv) Buyer’s receipt of customary legal opinions, including as to the due formation, power and authority and good standing of the Replacement Pledgor, no conflicts with organizational documents, no required consents, no violations of law, execution and delivery by the Replacement Pledgor, enforceability of the Replacement Pledge and Security Agreement and valid grant and perfection opinions with respect to the security interests in the Pledged Collateral granted thereby. On the date upon which the conditions set forth above are satisfied, the Replacement Pledgor becomes owner of the Capital Stock of CMC Loan Funding B, LLC, and the Replacement Pledgor executes and delivers the Replacement Pledge and Security Agreement, together with delivery of a new certificated membership interest of CMC Loan Funding B, LLC, assigned in blank (the “Pledgor Substitution Date”), the Replacement Pledgor shall be considered the Pledgor in respect of CMC Loan Funding B, LLC for all purposes of this Agreement, and Colony Mortgage Sub B, LLC shall be released as Pledgor under the related Pledge and Security Agreement (except for those provisions of the Pledge and Security Agreement which, by their terms, are expressly stated to survive termination).
(d)    A new Article 29 is hereby added to the Repurchase Agreement, reading in its entirety as follows:
ARTICLE 29.
JOINT AND SEVERAL LIABILITY
(a)     Each Seller hereby acknowledges and agrees that each Seller shall be jointly and severally liable to Buyer to the maximum extent permitted by any Requirement of Law for all representations, warranties, covenants, obligations and indemnities of all of Sellers hereunder including, without limitation, all of the Repurchase Obligations.
(b)    Each Seller hereby acknowledges and agrees that (i) the liability of each Seller (A) shall be absolute and unconditional and shall remain in full force and effect (or, as applicable, be reinstated) until all Repurchase Obligations shall have been paid in full and the expiration of any applicable preference or similar period pursuant to any Insolvency Law, or at law or in equity, without any claim having been made before the expiration of such period asserting an interest in all or any part of any payment(s) received by Buyer, and (B) until such payment has been made, shall not be discharged, affected, modified or impaired on the occurrence from time to time of any event, including any of the following, whether or not with notice to or the consent of any or all of Sellers, (1) the failure to give notice to each Seller of the occurrence of an Event of Default, (2) the release, substitution or exchange by Buyer of any Purchased Item (including, without limitation, any Purchased Asset) (whether with or without consideration) or the acceptance by Buyer of any additional collateral or the availability or claimed availability of any other collateral or source of repayment or any nonperfection or other impairment of collateral, (3) the release of any Person primarily or secondarily liable for all or any part of the Repurchase Obligations, whether by Buyer or in connection with any Act of Insolvency or other insolvency proceeding affecting any Seller or any other Person who, or any of whose property, shall at the time in question be obligated in respect of the Repurchase Obligations or any part thereof, (4) the sale, exchange, waiver, surrender or release of any Purchased Item (including, without limitation, any Purchased Asset), guarantee or other collateral by Buyer, or (5) to the extent permitted by any Requirement of Law, any other event, occurrence, action or circumstance that would, in the absence of this Article 29, result in the release or discharge of any or all of

Sellers from the performance or observance of any Repurchase Obligation, (ii) Buyer shall not be required first to initiate any suit or to exhaust its remedies against any Seller or any other Person to become liable, or against any of the Purchased Items (including, without limitation, any Purchased Asset), in order to enforce the Transaction Documents, and each Seller expressly agrees that, notwithstanding the occurrence of any of the foregoing, each Seller shall be and remain directly and primarily liable for all sums due under any of the Transaction Documents, and (iii) on the disposition by Buyer of any of the Purchased Items (including, without limitation, each of the Purchased Assets), each Seller shall be and shall remain jointly and severally liable for any deficiency.
(c)    Each Seller hereby agrees that, to the extent another Seller shall have paid more than its proportionate share of any payment made hereunder, the appropriate Seller shall be entitled to seek and receive contribution from and against any other Seller which has not paid its proportionate share of such payment; provided however, that the provisions of this clause shall in no respect limit the obligations and liabilities of any Seller to Buyer, and, notwithstanding any payment or payments made by any Seller (“Paying Seller”) hereunder or any set-off or application of funds of Paying Seller by Buyer, Paying Seller shall not be entitled to be subrogated to any of the rights of Buyer against any other Seller or any collateral security or guarantee or right of offset held by Buyer, nor shall Paying Seller seek or be entitled to seek any contribution or reimbursement from the other Sellers in respect of payments made by Paying Seller hereunder, until all amounts owing to Buyer by Sellers under the Transaction Documents are paid in full. If any amount shall be paid to Paying Seller on account of such subrogation rights at any time when all such amounts shall not have been paid in full, such amount shall be held by Paying Seller in trust for Buyer, segregated from other funds of Paying Seller, and shall, forthwith upon receipt by Paying Seller, be turned over to Buyer in the exact form received by Paying Seller (duly indorsed by the paying Seller to Buyer, if required), to be applied against amounts owing to Buyer by Sellers under the Transaction Documents, whether matured or unmatured, in such order as Buyer may determine.
(d)    Each Seller shall remain fully obligated under this Agreement notwithstanding that, without any reservation of rights against any Seller and without notice to or further assent by any Seller, any demand by Buyer for payment of any amounts owing to Buyer by any other Seller under the Transaction Documents may be rescinded by Buyer and any the payment of any such amounts may be continued, and the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Buyer (including any extension or postponement of the time for payment or performance or renewal or refinancing of any Repurchase Obligation), and this Agreement and the other Transaction Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with its terms, as Buyer may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by Buyer for the payment of amounts owing to Buyer by Sellers under the Transaction Documents may be sold, exchanged, waived, surrendered or released. Buyer shall not have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for amounts owing to Buyer by Sellers under the Transaction Documents, or any property subject thereto.
(e)    Each Seller waives any and all notice of the creation, renewal, extension or accrual of any amounts at any time owing to Buyer by any other Seller under the Transaction Documents and notice of or proof of reliance by Buyer upon any Seller or acceptance of the obligations of any Seller under this Agreement, and all such amounts, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the obligations of Sellers under this Agreement; and all dealings between Sellers, on the one hand, and Buyer, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the obligations of Sellers under this Agreement. Each Seller waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Seller with respect to any amounts at any time owing to Buyer by any Seller under the Transaction Documents. Each Seller understands and agrees that it shall continue to be liable under this Agreement without regard to (i) the validity, regularity or enforceability of any other provision of this Agreement or any other Transaction Document, any amounts at any time owing to Buyer by any Seller under the Transaction Documents, or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Buyer, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Seller against Buyer, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of Sellers) which constitutes, or might be construed to constitute, an equitable or legal discharge of Sellers for any amounts owing to Buyer by Sellers under the Transaction Documents, or of Sellers under this Agreement, in bankruptcy or in any other instance. When pursuing its rights and remedies under this Agreement or under any of the other Transaction Documents against any Seller or any of the Purchased Items (including, without limitation, any or all of the Purchased Assets), when making any demand hereunder against any Seller, Buyer may, but shall be under no obligation to, make a similar demand on any other Seller, or otherwise pursue such rights and remedies as it may have against any Seller or any other Person or against any collateral security or guarantee related thereto or any right of offset with respect thereto, and any failure by Buyer to make any such demand, file suit or otherwise pursue such other rights or remedies or to collect any payments from any Seller or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Seller or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve any Seller of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Buyer against any Seller. As used herein, the term “demand” shall include the commencement and continuation of any legal proceedings.
(f)    The Repurchase Obligations are full recourse obligations to each Seller, and each Seller hereby forever waives, demises, acquits and discharges any and all defenses, and shall at no time assert or allege any defense, to the contrary.
(g)    Anything herein or in any other Transaction Document to the contrary notwithstanding, the maximum liability of any Seller hereunder in respect of the liabilities of the other Sellers under this Agreement and the other Transaction Documents shall in no event exceed the amount which can be guaranteed by each Seller under applicable federal and state laws relating to the insolvency of debtors.
(e)    A New Exhibit XIX shall be added to the Repurchase Agreement in the form attached to this Amendment.
SECTION 2.    Conditions Precedent. This Amendment shall become effective on the first date on which this Amendment is executed and delivered by a duly authorized officer of each of Seller, Buyer and Guarantor, along with such other documents as Buyer or counsel to Buyer may reasonably request including, without limitation, secretary certificates and bring down letters (affirming the legal opinions provided to Buyer on the Closing Date), each dated as of the amendment effective date (the “Amendment Effective Date”).
SECTION 3.    Representations and Warranties. On and as of the date first above written, Seller hereby represents and warrants to Buyer that (a) it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, (b) after giving effect to this Amendment, no Default or Event of Default under the Repurchase Agreement has occurred and is continuing, and (c) after giving effect to this Amendment, the representations and warranties contained in Article 9 of the Repurchase Agreement are true and correct in all respects as though made on such date (except for any such representation or warranty that by its terms refers to a specific date other than the date first above written, in which case it shall be true and correct in all respects as of such other date).
SECTION 4.    Acknowledgments of Guarantor.  Guarantor hereby acknowledges (a) the execution and delivery of this Amendment and agrees that it continues to be bound by that certain Guarantee Agreement, dated as of February 5, 2014 (the “Guarantee Agreement”), made by Guarantor in favor of Buyer to the extent of the Obligations (as defined therein), as such obligations may be increased in connection with the addition of Sellers under the Repurchase Agreement pursuant to this Amendment, and (b) that, as of the date hereof, Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement, the Guarantee Agreement and each of the other Transaction Documents.

SECTION 5.    Limited Effect. Except as expressly amended and modified by this Amendment, the Repurchase Agreement and each of the other Transaction Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the Amendment Effective Date, (a) all references in the Repurchase Agreement to the “Transaction Documents” shall be deemed to include, in any event, this Amendment, and (b) each reference to the “Repurchase Agreement” in any of the Transaction Documents shall be deemed to be a reference to the Repurchase Agreement as amended hereby.
SECTION 6.    Counterparts. This Amendment may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (.PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.
SECTION 7.    Costs and Expenses. Seller shall pay Buyer’s reasonable actual out of pocket costs and expenses, including reasonable fees and expenses of accountants, attorneys and advisors, incurred in connection with the preparation, negotiation, execution and consummation of this Amendment.
SECTION 8.    Submission to Jurisdiction. Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Amendment or relating in any way to this Amendment and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.
To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Amendment or relating in any way to this Amendment.
The parties hereby irrevocably waive, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified in the Repurchase Agreement. The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 8 shall affect the right of Buyer to serve legal process in any other manner permitted by law or affect the right of Buyer to bring any action or proceeding against Seller or its property in the courts of other jurisdictions.

SECTION 9.    WAIVER OF JULY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT.
SECTION 10.    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5‑1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BUYER:
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
a national banking association organized under the laws of the United States
By:                  /s/ Thomas M. Cassino
Name: Thomas M. Cassino
Title: Vice President
SELLER:
CMC LOAN FUNDING A, LLC,
a Delaware limited liability company
By:                  /s/ Mark M. Hedstrom
Name: Mark M. Hedstrom
Title: Vice President

Signature Page to Amendment No. 1 to Master Repurchase Agreement

Acknowledged and Agreed:

COLONY FINANCIAL, INC., a Maryland corporation, in its capacity as Guarantor, and solely for purposes of acknowledging and agreeing to the terms of this Amendment:
By: /s/ Mark M. Hedstrom
Name: Mark M. Hedstrom
Title: Vice President

Signature Page to Amendment No. 1 to Master Repurchase Agreement

EXHIBIT XIX
FORM OF JOINDER AGREEMENT
JOINDER AGREEMENT
This JOINDER AGREEMENT (this “Agreement”), dated as of _____________, 20__, by and among [______] (“New Seller”) and [__] (“Existing Sellers”) and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (“Buyer”).
BACKGROUND
Existing Sellers and Buyer, entered into that certain Uncommitted Master Repurchase Agreement, dated as of February 5, 2014 (as amended by that certain Amendment No. 1 to Master Repurchase Agreement, dated as of December 23, 2014, and as further amended, modified and/or restated from time to time, the “Repurchase Agreement”), pursuant to which Existing Sellers have agreed to sell to Buyer certain Eligible Assets upon the terms and subject to the conditions set forth therein (each such transaction, a “Transaction”). Capitalized terms used but not otherwise defined herein shall have the respective meanings given to such terms in the Repurchase Agreement.
AGREEMENT

NOW, THEREFORE, in order to induce Buyer to enter into a Transaction with New Seller, and in consideration of the substantial benefit the New Seller will derive from Buyer entering into such Transaction, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the New Seller hereby agrees as follows:
1.In consideration of the New Seller becoming a Seller entitled to enter into a Transaction with Buyer under and subject to the terms and conditions of the Repurchase Agreement, the New Seller hereby agrees that, effective as of the date hereof, the New Seller is, and shall be deemed to be, a “Seller” under the Repurchase Agreement and each of the other Transaction Documents to which the Seller is a party, and agrees that from the date hereof and so long as the Repurchase Obligations remain outstanding, the New Seller hereby assumes the obligations of a “Seller” under, and the New Seller shall perform, comply with and be subject to and bound by each of the terms, covenants and conditions of the Repurchase Agreement and each of the other Transaction Documents which are stated to apply to or are made by a Seller. Without limiting the generality of the foregoing, the New Seller hereby represents and warrants that (i) each of the representations and warranties set forth in Article 9 of the Repurchase Agreement are true and correct as to the New Seller on and as of the date hereof and (ii) the New Seller has heretofore received true and correct copies of the Repurchase Agreement and each of the other Transaction Documents as in effect on the date hereof.
2.Without limiting the foregoing, each of the New Seller and Existing Sellers agrees (i) that it is and shall be jointly and severally liable with each other Seller to Buyer pursuant to Article 29 of the Repurchase Agreement, (ii) that it is jointly and severally liable to pay the

Repurchase Price for each Purchased Asset on the related Repurchase Date therefor, (iii) to perform and pay all of the other Repurchase Obligations applicable to any Seller under the Repurchase Agreement as if it were an original party to the Repurchase Agreement, and (iv) to execute and deliver such documents, instruments and other things as Buyer may reasonably request in connection with such New Seller’s or Existing Seller’s obligations hereunder and under the Repurchase Agreement and the other Transaction Documents.
3.In furtherance of the foregoing, the New Seller shall execute and deliver or cause to be executed and delivered, at any time and from time to time, such further instruments and documents, and shall do or cause to be done such further acts, as may be reasonably necessary or proper in the opinion of Buyer to carry out more effectively the provisions and purposes of this Agreement and the Repurchase Agreement.
4.The Existing Sellers and the New Seller acknowledge and agree that, except as modified hereby, the Repurchase Agreement and each of the other Transaction Documents remain unmodified and in full force and effect and all of the terms, covenants and conditions thereof are hereby ratified and confirmed in all respects.
5.Notwithstanding any provision, covenant, agreement or requirement to the contrary contained in this Agreement, the Repurchase Agreement or any other Transaction Document, the Sellers agree to amend, restate, or otherwise modify the Custodial Agreement, the Servicing Agreement and the Depository Agreement in order to join the New Seller thereto.
6.New Seller hereby represents and warrants that its organizational documents comply with Article 11(w) of the Repurchase Agreement.
7.THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS OR CHOICE OF LAW PROVISIONS THEREOF THAT WOULD REQUIRE THE APPLICATIONS OF LAWS OF ANOTHER JURISDICTION (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, each of New Seller and each Existing Seller has duly executed this Agreement and delivered the same to the Buyer, as of the date and year first above written.

NEW SELLER: [ ]
By:
Name: Title:
EXISTING SELLERS: [ ]
By:
Name: Title:
BUYER: JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
By:
Name: Title: